Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

 Re:  Charles & Colvard

Ladies and Gentlemen:

 Pursuant to General Instruction 7 to Form 3 (Initial Statement of Beneficial Ownership),
Form 4 (Statement of Changes in Beneficial Ownership) and Form 5 (Annual Statement of
Changes in Beneficial Ownership) promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934, the undersigned director, officer and/or shareholder of Charles & Colvard, Ltd. (the ?Company?) hereby authorizes and designates Robert S. Thomas, Cyrus M. Johnson, James R. Braun, and David Baddour, and each of them, to execute and file with the Commission on the undersigned?s behalf any and all statements on Form 3, Form 4 or Form 5 relating to the undersigned?s beneficial ownership of securities of the Company as required by Section 16(a) of the Securities Exchange Act of 1934
and the rules of the Commission promulgated thereunder.  This authorization and designation shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Securities Exchange Act of 1934.

 Effective as of the 23rd day of May, 2005.

        /s/ George A. Thornton, III
       Name:  George A. Thornton, III